UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 5, 2007

McCormick & Schmick’s Seafood Restaurants, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50845	20-1193199
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 SW Washington Street

Suite 550

Portland, Oregon 97205

(Address of principal executive offices)

(503) 226-3440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Saed Mohseni resigned as Chief Executive Officer and as a director of the Company effective on February 5, 2007 and Douglas L. Schmick, the Chairman and President of the Company, was appointed Chief Executive Officer and resigned as President on that date. Mr. Mohseni’s resignation and Mr. Schmick’s appointment were earlier reported in the Company’s Current Report on Form 8-K dated November 1, 2006. Douglas L. Schmick (age 59) co-founded McCormick & Schmick’s in 1972 and has been President of the Company since March 1997 and Chairman of the Board of Directors since 2004. From 1997 through 1999, Mr. Schmick was also Chief Executive Officer. Mr. Schmick served as secretary, treasurer, and Chief Executive Officer from 1974 through 1997. Mr. Schmick has been a director of the Company since August 22, 2001. Related person transactions between the Company and Mr. Schmick have been previously disclosed in the Company’s definitive proxy statement dated April 17, 2006 under the heading “Certain Relationships and Related Transactions,” which disclosure is incorporated by this reference.

In connection with his appointment as Chief Executive Officer, Mr. Schmick’s annual base salary was increased to $350,000 and he is eligible for an annual bonus of up to $262,500 if specified performance criteria are met.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCormick & Schmick’s Seafood Restaurants, Inc..

Date: February 6, 2007	By:	/s/ EMANUEL N. HILARIO
	Name:	Emanuel N. Hilario
	Title:	Chief Financial Officer and
Vice President of Finance
(principal financial and accounting officer)